Exhibit 99.1

Four Oaks Bank Acquires Nuestro Banco

FOUR OAKS, N.C. & RALEIGH, N.C.--(BUSINESS WIRE)--January 4, 2010--Four Oaks Fincorp, Inc. (OTCBB:FOFN) (the “Company”), holding company for Four Oaks Bank & Trust Company, announced today that it completed the acquisition of Nuestro Banco on December 31, 2009.

“This transaction is a culmination of hard work and dedication by employees of both Nuestro Banco and Four Oaks Bank,” stated Ayden R. Lee, Jr., Chairman, President and Chief Executive Officer of the Company. “We are now in a better position to pursue our goal of providing quality and accessible banking services to our customers and communities.”

About Four Oaks

With $932.6 million in total assets as of September 30, 2009, the Company, through its wholly owned subsidiary, Four Oaks Bank & Trust Company, offers a broad range of financial services through its eighteen offices in Four Oaks, Clayton, Smithfield, Garner, Benson, Fuquay-Varina, Wallace, Holly Springs, Harrells, Sanford, Zebulon, Dunn, Rockingham, and Southern Pines, North Carolina. Four Oaks Fincorp, Inc. trades through its market makers under the symbol of FOFN.

CONTACT:
Four Oaks Fincorp, Inc.
Ayden R. Lee, Jr., Chairman, President, and Chief Executive Officer, or
Nancy S. Wise, Executive Vice President and Chief Financial Officer
919-963-2177